STOCK PURCHASE REDEMPTION AGREEMENT
                       -----------------------------------


     THIS AGREEMENT is made on this ____ day of __________, 2001, by and between Cycle Country Accessories Corporation, an Iowa

Corporation, (SELLERS), the holders and record owners of all of the outstanding shares of capital stock of Cycle Country Accessories

Corporation, an Iowa Corporation, (hereinafter referred to as

CORPORATION), and Cycle Country Accessories Corp., a Nevada

Corporation and parent of Cycle Country Accessories Corporation (Iowa)

(PARENT).

     The PURCHASER wants to purchase all of the outstanding capital stock of the CORPORATION; the SELLER wants to sell all of the outstanding capital stock of the CORPORATION.  Therefore, in order to effectuate the purchase and sale of all of the CORPORATION'S outstanding capital stock, and in consideration of the covenants and agreements contained herein, SELLERS and PURCHASER agree as follows:


                                  SECTION ONE
                                  -----------

                               Purchase and Sale


(A)	Subject to the terms and conditions set forth herein, at

        the closing of this transaction, the SELLERS will sell,

        convey, and transfer substantially all of the CORPORATION'S outstanding capital stock to the PURCHASER.  At the closing the SELLER will deliver to the PURCHASER certificates

        representing substantially all of the CORPORATION'S issued


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        outstanding stock (except certificate number 17 of Cycle

        Country) properly endorsed to the PURCHASER which shares

        are as follows:


                 Cycle Country Accessories Corporation Stock

Ronald C. Hickman          Cert. Nos. 5, 8, 11, 14     448 shares

Jimmy D. Danbom            Cert, No. 18               2,520 shares

Janice K. Danbom           Cert. No. 19               2,520 shares


(B)	PURCHASER will purchase from the SELLER all of the

        CORPORATION'S outstanding capital stock in consideration of the purchase price, to be delivered at closing, as set

        forth in Paragraph 2 below.


(C)	Certificate Number 17 owned by the Seller Ronald C. Hickman

        will be retained by Ronald C. Hickman until such time as

        the provisions of Section Two are complied with.  At which time, Ronald C. Hickman will endorse and transfer

        Certificate Number 17 to the PURCHASER without additional

        consideration.


                                  SECTION TWO
                                  -----------

                                  Purchase Price

     In consideration for the purchase and sale of all the

CORPORATION'S outstanding capital stock and for the representations,

covenants, and warranties contained in this Agreement, the PURCHASER will pay, at closing, to the SELLERS $4,500,000.00 in cash which will be apportioned to the SELLERS as follows:



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     45 percent               to Jimmy D. Danbom

     45 percent              to Janice K. Danbom

     10 percent              to Ronald Hickman


     As additional consideration, the PURCHASER and PARENT will cause to be issued and delivered to the SELLERS 1,375,000.00 shares of registered capital common stock in Cycle Country Accessories Corp., a

Nevada Corporation after the PARENT has filed with the Security

Exchange Commission an SB2 which stock shall be issued to the SELLERS in the same proportion as the cash.  In addition the SELLERS shall receive with their stock warrants to acquire additional stock as are received by any of the other founders as contained and provided for in the SB2, as per the following:  Jim Danbom 409,375, Jan Danbom

409,375, and Ron Hickman 90,972 (Total 909,722)


                                  SECTION THREE
                                  -------------

                                     Expenses


     The PURCHASER will be responsible for all expenses in connection with this transaction and will reimburse the SELLERS for any expenses they incur in this transaction.


                                  SECTION FOUR
                                  ------------

                                     Closing


     The closing of this sale will be held at the offices of the

PURCHASER located at 2188 Highway 86, Milford, Iowa, on August _____,

2002.


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                                  SECTION FIVE
                                  ------------

            Purchasers' Representations, Warranty and Obligations


(A)	The PURCHASERS will simultaneously with the closing of this

        transaction also close a transaction with the SELLER, Jimmy

        D. Danbom and Janice K. Danbom, whereby they acquire all of the real estate on which the Corporations conduct their

        business for the sum of $1,500,000.00.


(B)	The PURCHASER and its PARENT will cause to be filed with

        the Securities Exchange Commission an SB2 for Cycle Country

        Accessories Corp. (a Nevada Corporation) through which it

        will become a public corporation, with its initial offering being limited to 3,625,000 shares of its capital common

        stock of which 1,375,000 shares will be delivered to the

        SELLERS pursuant to Section 2.


(C)	The PARENT will provide for in its SB2 a provision whereby

        a  pool of stock is  established in the amount of  375,000 shares.  The stock shall be available and be given to

        key  employees of the PURCHASER within _30____ days after

        the approval of the Securities & Exchange Commission of the

        SB2 as determined by the PARENT'S Board of Directors.


(D)     The stock in Cycle Country Accessories Corp., a Nevada

        Corporation, which is issued to the SELLERS will be

        identical to all other issued stock in voting rights, value and class. Said stock will contain no restrictions other than restrictions required by the Security and Exchange

        Commission.


(E)	The PURCHASER will cause at closing to be executed

        Employment Agreements with Jimmy D. Danbom and Ronald

        Hickman.  The PURCHASER if it has not already done so, will amend its By-Laws to provide for a five (5) person Board of

        Directors with two of the SELLERS, Jimmy D. Danbom and

        Ronald Hickman, being members of that Board of Directors.


(F)     The PURCHASER's PARENT, Cycle Country Accessories Corp.

        will be comprised of a five-person Board of Directors with two of the SELLERS, Jimmy D. Danbom and Ronald C. Hickman,

        being members of that Board of Directors.


                                  SECTION SIX
                                  -----------

                     Seller's Representations and Warranties

The SELLER represents and warrants as follows:


(A)	The CORPORATION is duly organized and in good standing

        under the laws of the State of Iowa.


(B)     All of the CORPORATION'S outstanding capital stock consists of the following:

        Cycle Country Accessories Corporation:		5,600 shares of

        $1.00 par value, common stock


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(C)     SELLERS are the lawful owners of all of the CORPORATION'S

        outstanding capital stock, free and clear of all security

        interests, liens, encumbrances, equities and other charges.


(D)     There are no existing warrants, obligations, stock purchase agreements, redemption agreements, or restrictions of any

        nature, calls or writes to subscribe of any character

        relating to any of the outstanding capital stock of the

        CORPORATION nor are there any securities convertible into

        such stock.


(E)	The SELLERS have full power and authority to execute this

        Agreement and carry out the transaction contemplated

        herein.


(F)	The SELLER Janice K. Danbom will resign from the Board of

        Directors of the CORPORATION at closing.



                                  SECTION SEVEN
                                  -------------

                                   Commissions


     The SELLER and the PURCHASER represent and warrant that there has been no act or mission by either of them which would give rise to any valid claim against any of the parties for a brokerage commission,

finders fee, or other like payments in connection with this

transaction which has not been fully disclosed to the other party.

                                  SECTION NINE
                                  ------------

                                Entire Agreement


     This Agreement constitutes the entire agreement and supercedes all prior agreements and understandings, oral or written, between the parties with respect to the subject matter of this agreement.


                                  SECTION TEN
                                  -----------

                                 Governing Law

     This Agreement, and all transactions it contemplates is governed by and construed and enforced in accordance with the laws of the State of Iowa.



     In witness of the above, we have signed this Agreement on this

_____ day of _______________, 2001.






                                                _____________________________
						Jimmy D. Danbom, SELLER

                                                _____________________________

						Janice K. Danbom, SELLER

                                                _____________________________
						Ronald Hickman, SELLER




________________________________________________
Cycle Country Accessories Corporation (Iowa), PURCHASER


________________________________________________
Cycle Country Accessories Corp. (Nevada), PARENT


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